EXHIBIT 23.01

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-40003, 333-18141, and 33-48480) and in the
Registration  Statements  on Form  S-8  (Nos.  333-18111,  333-18113,  33-92868,
33-87274, 33-48479, and 33-48478) of Praxair, Inc. of our report dated February 8, 2001, except as to Note 9 which is as of February 21, 2001, relating to the financial statements of Praxair, Inc., which appears in the Current Report on Form 8-K of Praxair, Inc. dated March 1, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statements.




/S/ PricewaterhouseCoopers LLP
Stamford, Connecticut
March 1, 2001